UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2008
QLT INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
887 Great Northern Way, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices, including zip code)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.
     On July 11, 2008, QLT USA, Inc., a Delaware corporation (“QLT USA”) and wholly-owned subsidiary of QLT Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“QLT”), completed the sale of all of QLT USA’s assets (the “Assets”) primarily or exclusively related to Aczone® (dapsone) Gel 5%, a topical treatment for acne vulgaris. The Assets were sold to Allergan Sales, LLC, a Delaware limited liability company (“Purchaser”) and wholly-owned subsidiary of Allergan, Inc., a Delaware corporation (“Allergan”), pursuant to the Purchase Agreement, dated as of June 6, 2008, between QLT USA and Purchaser (the “Purchase Agreement”). Upon the terms set forth in the Purchase Agreement, Purchaser paid an aggregate of $150 million in cash to QLT USA for the Assets on the Closing Date.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to QLT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2008 and is incorporated herein by reference.
     A copy of QLT’s press release dated July 14, 2008 announcing the completion of the sale of the Assets is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
Date: July 14, 2008	By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 14, 2008